Exhibit 10.1

SECONDARY PREFERRED STOCK PURCHASE AGREEMENT

BY AND AMONG

FAZE MEDIA HOLDINGS, LLC,

M40A3 LLC,

SOLELY FOR PURPOSES OF SECTION 7.1, SECTION 7.3, SECTION 7.4 and SECTION 7.6, GIGAMOON MEDIA LLC),

AND

SOLELY FOR PURPOSES OF SECTION 1.2, SECTION 2.3(b), SECTION 7.1, SECTION 7.3, and SECTION 7.4, FAZE MEDIA, INC.

JUNE 17, 2024

i

SECONDARY PREFERRED STOCK PURCHASE AGREEMENT

This Secondary Preferred Stock Purchase Agreement (this “Agreement”), is made as of June 17, 2024, by and among FaZe Media Holdings, LLC, a Delaware limited liability company (the “Seller”), M40A3 LLC, a Delaware limited liability company (the “Purchaser”), solely for purposes of Section 7.1, Section 7.3, Section 7.4 and Section 7.6, Gigamoon Media LLC, a Delaware limited liability company (the “Kalish Investor”), and, solely for purposes of Section 1.2, Section 2.3(b), Section 7.1, Section 7.3, and Section 7.4, FaZe Media, Inc., a Delaware corporation (the “Company” and, together with the Seller, the Purchaser and the Kalish Investor, each, a “Party” and collectively, the “Parties”).

WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, 5,725,000 shares of Series A-1 Preferred Stock, $0.0001 par value per share (the “Series A-1 Preferred Stock”), at a purchase price of $1.66 per share, on the terms and subject to the conditions set forth in this Agreement (the “Purchase”);

WHEREAS, in order for the Purchaser to consummate the Purchase, (i) the Kalish Investor is making a loan to the Purchaser pursuant to a Loan Agreement, in substantially the form attached hereto as Exhibit A (as amended, the “Loan Agreement”) and (ii) the Purchaser will pledge to the Kalish Investor all of the shares of Series A-1 Preferred Stock it currently holds or hereafter acquires pursuant to a Pledge Agreement, in substantially the form attached hereto as Exhibit B (as amended, the “Pledge Agreement”);

WHEREAS, in connection with Purchase, (i) the Purchaser and the Seller contemporaneous with the execution hereof shall enter into a Limited Proxy and Power of Attorney with respect to all of the shares of Series A-1 Preferred Stock held by the Purchaser (as amended, the “Purchaser Voting Proxy”), in the form attached hereto as Exhibit C, and (ii) the Seller wishes to grant the A-1 Call Right (as defined herein) to the Purchaser, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with entering into this Agreement, the Purchaser is entering into a Secondary Preferred Stock Purchase Agreement with the Kalish Investor, the Purchaser and the Company, in substantially the form attached hereto as Exhibit D, to purchase certain shares of Series A-2 Preferred Stock, $0.0001 par value per share, from the Kalish Investor, among other things, on the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the Purchaser, the Purchaser will become a party to the Stockholders’ Agreement, dated May 15, 2024, among the Company and the Persons set forth on the exhibits thereto (as amended, the “Stockholders’ Agreement”), by executing a joinder thereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Purchase and Sale of Preferred Stock.

1.1 Sale and Transfer of Series A-1 Preferred Stock. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Seller agrees to sell and transfer to the Purchaser, at the applicable Closings (as defined below), an aggregate of 5,725,000 shares of Series A-1 Preferred Stock at a purchase price of $1.66 per share. The shares of Series A-1 Preferred Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Secondary Shares.”

1

1.2 Closings.

(a) Initial Closing. Subject to the satisfaction of the conditions set forth in Section 5 and Section 6, the initial purchase and sale of 2,862,500 of the Secondary Shares shall take place remotely via the exchange of documents and signatures on or prior to June 17, 2024, or at such other time and place, as the Seller and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). At the Initial Closing, the Purchaser shall pay to the Seller an aggregate of $4,750,000 by wire transfer of immediately available funds in accordance with the wire transfer instructions attached hereto as Exhibit E (or such other account hereafter designated in writing by the Seller) and the Company shall update its books and records to reflect the transfer of 2,862,500 of the Secondary Shares by the Seller to the Purchaser.

(b) Subsequent Closing. Subject to the satisfaction of the conditions set forth in Section 5 and Section 6, the subsequent purchase and sale of the remaining 2,862,500 Secondary Shares shall take place remotely via the exchange of documents and signatures on or prior to August 15, 2024, or at such other time and place, as the Seller and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Subsequent Closing” and together with the Initial Closing, the “Closings”). At the Subsequent Closing, the Purchaser shall pay to the Seller an aggregate of $4,750,000 by wire transfer of immediately available funds in accordance with the wire transfer instructions attached hereto as Exhibit E (or such other account hereafter designated in writing by the Seller) and the Company shall update its books and records to reflect the transfer of 2,862,500 of the Secondary Shares by the Seller to the Purchaser.

2. Series A-1 Call Right.

2.1 Right to Purchase. The Purchaser shall have the option and right (the “A-1 Call Right”), but not the obligation, to cause the Seller to sell up to 3,230,556 shares of Series A-1 Preferred Stock (the “A-1 Call Shares”) to the Purchaser in accordance with this Section 2:

(a) at any time, if the FMV (as defined below) per share of Series A-1 Preferred Stock is at least $6.00 per share; or

(b) during the period of July 1, 2026 through September 30, 2026, if the Purchaser Voting Proxy is terminated pursuant to Section 4.a of the Purchaser Voting Proxy.

2.2 Call Right Procedures; Purchase Price.

(a) If the Purchaser, acting in its sole discretion, desires to exercise the A-1 Call Right, it shall deliver to the Seller a written, unconditional, and revocable notice (the “A-1 Call Exercise Notice”) stating its election to purchase all or a portion of A-1 Call Shares from the Seller for a purchase price equal to FMV (the “A-1 Call Purchase Price”), which shall be at least $2.00 per share. For purposes of this Section 2, the term “FMV” shall mean the fair market value of the A-1 Call Shares as of the date of the A-1 Call Exercise Notice, as determined jointly by the Purchaser and the Seller; provided, that if the Purchaser and the Seller are unable to agree on the fair market value of the A-1 Call Shares within a reasonable period of time (not to exceed thirty (30) calendar days from the Seller’s receipt of the A-1 Call Exercise Notice), such fair market value shall be determined in good faith by an independent nationally recognized investment banking, accounting, or valuation firm (the “Valuation Firm”) jointly selected by the Purchaser and the Seller, in their reasonable discretion, taking into account such factors as such Valuation Firm deems appropriate; provided, further, that if the Purchaser and the Seller are unable to agree on a Valuation Firm within thirty (30) calendar days, Deloitte & Touche LLP or its successor shall serve as the Valuation Firm. The Company shall provide the Valuation Firm with access to all reasonably necessary financial and other records of the Company and its subsidiaries as the Valuation Firm may request. The Valuation Firm shall deliver to the Seller and the Purchaser its written determination of the FMV of the A-1 Call Shares within sixty (60) days of its engagement and such determination shall be final, conclusive, and binding on the parties. The fees and expenses of the Valuation Firm shall be paid equally by the Purchaser and the Seller.

2

(b) The Seller shall, at the closing of any purchase consummated pursuant to the A-1 Call Right, represent and warrant to the Purchaser that (i) the Seller has full right, title, and interest in and to the A-1 Call Shares, (ii) the Seller has all the necessary power and authority and has taken all necessary action to sell the A-1 Call Shares as contemplated by this Section 2, and (iii) the A-1 Call Shares are free and clear of any encumbrance, security interest, lien, pledge, preemptive rights, restrictions on transfer (other than pursuant to relevant securities laws), irrevocable proxy, voting agreement, voting trust arrangement or any other encumbrance whatsoever (collectively “Liens”), other than those arising as a result of or under the terms of this Agreement.

2.3 A-1 Call Closing. The closing of the purchase of the A-1 Call Shares pursuant to the A-1 Call Right (the “A-1 Call Closing”) shall take place no later than thirty (30) days following the determination of the A-1 Call Purchase Price. The Purchaser shall give the Seller at least five (5) calendar days’ written notice of the date of closing (the “A-1 Call Right Closing Date”). At the A-1 Call Closing on the A-1 Call Right Closing Date:

(a) The Purchaser shall pay the A-1 Call Purchase Price to the Seller by certified or official bank check or by wire transfer of immediately available funds to an account designated in writing by the Seller.

(b) The Seller shall deliver to the Purchaser a certificate or certificates (if any) representing the A-1 Call Shares to be sold, accompanied by an assignment of any certificate or certificates to the Purchaser (if any) and the Company shall update its books and records to reflect the transfer of the A-1 Call Shares by the Seller to the Purchaser.

(c) If the Purchaser Voting Proxy remains in effect, the Purchaser and the Seller shall terminate the Purchaser Voting Proxy and enter into a new Limited Proxy and Power of Attorney with respect to all of the shares of Series A-1 Preferred Stock held by the Seller (as amended, the “Seller Voting Proxy”), in substantially the form attached hereto as Exhibit F (collectively, a “Change in Voting Control”).

2.4 Reserves. For so long as the Purchaser may exercise the A-1 Call Right, the Seller shall not transfer the A-1 Call Shares to any third person, reserve the A-1 Call Shares for purposes of this Section 2 and maintain the A-1 Call Shares free and clear of any Liens, other than those arising as a result of or under the terms of this Agreement.

2.5 Cooperation. The Seller shall take all actions as may be reasonably necessary to consummate the sale contemplated by the A-1 Call Right, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate to consummate the sale.

3. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser that the following representations are true and complete as of the date of each Closing, except as otherwise indicated.

3.1 Organization and Authority of the Seller. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has full power, authority and legal capacity to execute and deliver this Agreement and perform its obligations under this Agreement and all agreements, instruments and documents contemplated hereby. This Agreement, when executed and delivered by the Seller, will constitute valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3

3.2 Organization and Authority of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted.

3.3 No Conflict; Consents and Approvals. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof, will, with or without the passage of time and giving of notice, (i) result in a violation or breach of any provision of the organizational or governing documents or any similar instrument of the Seller, (ii) result in the creation of any mortgage, pledge, lien, security interest, encumbrance, contractual obligation or charge upon the Secondary Shares, or (iii) result in a default under any oral or written instrument, note, indenture, mortgage, agreement or contract to which the Seller is a party or by which the Seller is bound, or in any material respect of any provision of federal or state statute, rule or regulation applicable to the Seller. The Seller has not granted any options of any sort with respect to the Secondary Shares or any right to acquire the Secondary Shares or any interest therein other than under this Agreement. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Seller is a party or is subject, is required for the execution, delivery or performance by the Seller of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

3.4 Valid Title. The Seller is the sole owner of the Secondary Shares and owns of record and beneficially the Secondary Shares. As of each Closing, the Seller has good and valid title to the Secondary Shares being sold at the applicable Closing and, except as set forth in the Stockholders’ Agreement, the Seller owns the Secondary Shares free and clear of any Liens. The Seller has good and marketable title to the Secondary Shares and upon delivery of the applicable purchase price for the Secondary Shares to be purchased by the Purchaser pursuant to Section 1.2, as applicable, the Purchaser will acquire good and valid title to the Secondary Shares being purchased by the Purchaser hereunder free and clear of all Liens other than those set forth in the Stockholders’ Agreement and/or pursuant to relevant securities laws.

3.5 Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the Initial Closing, of:

(i) 24,944,444 shares of common stock, $0.0001 par value per share (the “Common Stock”), of which (A) 22,450,000 shares have been designated Class A Common Stock, none of which are issued and outstanding immediately prior to the Closing and (B) 2,494,444 shares have been designated Class B Common Stock, none of which are issued and outstanding immediately prior to the Closing.

(ii) 22,450,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), of which (A) 11,450,000 shares have been designated Series A-1 Preferred Stock, all of which are issued and outstanding immediately prior to the Closing and (B) 11,000,000 shares have been designated Series A-2 Preferred Stock, all of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Amended and Restated Certificate of Incorporation of the Company, dated as of May 15, 2024 (the “Charter”) and as provided by the Delaware General Corporation Law.

4

(iii) All of the outstanding shares of capital stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b) The Company has reserved 2,494,444 shares of Class B Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2024 Stock Incentive Plan duly adopted by the Board of Directors of the Company (the “Board of Directors”) and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Class B Common Stock, (i) none have been issued pursuant to restricted stock purchase agreements and/or the exercise of options and are currently outstanding (and included as outstanding in Section 3.5(a)(i) above), (ii) no options to purchase shares have been granted and are currently outstanding, and (iii) 2,494,444 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan, all of which remain uncommitted and unallocated. The Company has furnished to the Purchaser complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c) Except for (A) the rights provided in the Stockholders’ Agreement and (B) the securities and rights described in Sections 3.5(a)(ii) and 3.5(b) of this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. All outstanding shares of Common Stock and all shares of Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”).

(d) None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including, without limitation, in the case where the Stock Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Charter, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e) The Seller has obtained valid waivers of any rights by other parties to purchase any of the Secondary Shares covered by this Agreement.

3.6 Compliance with Securities Laws and Regulations. The Seller and the Seller’s legal counsel are familiar with applicable securities laws and regulations regarding the transfer and sale of the Secondary Shares pursuant to this Agreement, and the Seller is responsible for ensuring that the Seller’s entry into this Agreement and performance by the Seller of the transactions contemplated hereby are in compliance with such laws. The Seller’s offer to sell the Secondary Shares does not violate the registration requirements under the Securities Act or any qualification or notification requirements under applicable state blue sky laws. The Seller has not effected the sale and transfer of the Secondary Shares by or through a broker-dealer in any public offering.

5

3.7 Compliance with Company Agreements. The Seller is in compliance with the applicable terms and conditions of all agreements between the Seller and the Company, including the Stockholders’ Agreement, with respect to the shares of Preferred Stock owned by the Seller.

3.8 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other agreement, instrument or document contemplated hereby.

4. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Seller as of the Closing.

4.1 Organization and Authority of the Purchaser. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has full power, authority and legal capacity to execute and deliver this Agreement and perform its obligations under this Agreement and all agreements, instruments and documents contemplated hereby. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2 No Conflict; Consents and Approvals. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof, will, with or without the passage of time and giving of notice, (i) result in a violation or breach of any provision of the organizational or governing documents or any similar instrument of the Purchaser or (ii) result in a default under any oral or written instrument, note, indenture, mortgage, agreement or contract to which the Purchaser is a party or by which the Purchaser is bound, or in any material respect of any provision of federal or state statute, rule or regulation applicable to the Purchaser. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Purchaser is a party or is subject, is required for the execution, delivery or performance by the Purchaser of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

4.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Secondary Shares with the Company’s management and has had an opportunity to review the Company’s facilities.

4.4 Restricted Securities. The Purchaser understands that the Secondary Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Secondary Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Secondary Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Secondary Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Stockholders’ Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Secondary Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

6

4.5 No Public Market. The Purchaser understands that no public market now exists for the Secondary Shares, and that the Company has made no assurances that a public market will ever exist for the Secondary Shares.

4.6 Legends. The Purchaser understands that the Secondary Shares and any securities issued in respect of or exchange for the Secondary Shares, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a) Any legend set forth in, or required by, the Stockholders’ Agreement or other agreements contemplated by this Agreement.

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Secondary Shares represented by the certificate, instrument, or book entry so legended.

4.7 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.8 Exculpation. The Purchaser acknowledges that it is not relying upon any person, other than the Seller, the Company and its officers and directors, in making its investment or decision to invest in the Company and purchase the Secondary Shares.

4.9 Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the Purchaser’s signature page; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which it has its principal place of business is identified in the address or addresses of the Purchaser set forth on the Purchaser’s signature page.

5. Conditions to the Purchaser’s Obligations at the Applicable Closing. The obligations of the Purchaser to purchase the applicable Secondary Shares at the applicable Closing are subject to the fulfillment, on or before the applicable Closing of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of the Seller contained in Section 3 shall be true and correct in all respects as of the applicable Closing.

5.2 Performance. The Seller shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Seller in all respects on or before the applicable Closing.

7

5.3 Compliance Certificate. An authorized signatory of the Seller shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 5.1 and Section 5.2 have been fulfilled.

5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Secondary Shares pursuant to this Agreement shall be obtained and effective as of the applicable Closing.

5.5 Purchaser Voting Proxy. The Seller shall have executed and delivered the Purchaser Voting Proxy as of the Initial Closing.

6. Conditions of the Seller’s Obligations at the Applicable Closing. The obligations of the Seller to sell the applicable Secondary Shares to the Purchaser at the applicable Closing are subject to the fulfillment, on or before the applicable Closing of each of the following conditions, unless otherwise waived:

6.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true and correct in all respects as of the applicable Closing.

6.2 Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing.

6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Secondary Shares pursuant to this Agreement shall be obtained and effective as of the applicable Closing.

6.4 Stockholders’ Agreement. The Purchaser shall have executed and delivered a joinder to the Stockholders’ Agreement as of the Initial Closing.

6.5 Purchaser Voting Proxy. The Purchaser shall have executed and delivered the Purchaser Voting Proxy as of the Initial Closing.

7. Covenants.

7.1 Amendment to Trademark License Agreement. If a Change in Voting Control occurs, then the Company and GameSquare Holdings, Inc., a Delaware corporation (“Game”), shall amend the Trademark License Agreement, dated May 15, 2024, between the Company and Game (as amended, the “License”), in substantially the form attached hereto as Exhibit G. The Parties covenant and agree that the Kalish Investor shall have the right to act on behalf of, and enforce any and all of the rights of, the Company under the License and any amendments thereto, in its sole discretion. The parties acknowledge that the rights of the Kalish Investor set forth in this Section 7.1 are reasonable and necessary to protect the legitimate interests of the Kalish Investor and constitute a material inducement to the Kalish Investor to enter into this Agreement and approve the transactions contemplated by this Agreement.

7.2 Participation Right. Upon a Change in Voting Control, so long as the Game Investor continues to hold at least 2,494,444 shares of Series A-1 Preferred Stock, in the event the Company proposes to undertake an issuance of New Securities (as defined in the Stockholders’ Agreement), for which Major Investors are entitled to participation rights under Section 11 of the Stockholders’ Agreement, the Game Investor shall be entitled to participate in any such offering of New Securities under the same terms and conditions as those offered to Major Investors, as and to the extent contemplated by Section 11 of the Stockholders’ Agreement.

8

7.3 Master Services Agreement. For the avoidance of doubt, the Parties acknowledge and agree the transactions contemplated by this Agreement and any other agreement, instrument or document contemplated hereby shall not constitute a “Qualifying Shareholder Event” (as defined in the Master Services Agreement, dated May 15, 2024, between the Company and Game (as amended, the “MSA”)) under the MSA unless and until the occurrence of a Change in Voting Control.

7.4 Lock-Up. The Company, the Purchaser, and the Kalish Investor will not, during the period commencing on the date hereof and ending on the earlier of thirty (30) days after a Change in Voting Control occurs and the shares of Game’s common stock no longer being listed on a nationally recognized securities exchange (the “Lock-Up Period”), directly or indirectly (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a “Transfer”) any shares of Game common stock held by such Party as of the date hereof (the “Game Stock”) through open market transaction or private transaction, or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Game Stock held by such Party as of the date hereof (in each case within the meaning of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) with respect to any Game Stock or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a share of Game Stock, whether or not such transaction is to be settled by the delivery of Game Stock, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so; provided, that, notwithstanding anything in this Section 7.4 to the contrary, (i) the Company, the Purchaser and the Kalish Investor and their respective affiliates will have the right to sell shares of GAME Stock or options to purchase shares of Game Stock if as a result of any applicable law (including any applicable gambling laws), the Company, the Purchaser or the Lender or any of their respective affiliates reasonably believes, after consultation with legal counsel, that the sale of Game Stock by a Party would be desirable to ensure compliance with any laws applicable to the Company, the Purchaser or the Kalish Investor or any of their respective affiliates, (ii) the Company, the Purchaser or the Kalish Investor or any of their respective affiliates will have the right, but not the obligation, to establish a trading plan with respect to the shares of GAME Stock or options to purchase shares of Game Stock held by such Party and (iii) the Company, the Purchaser and the Kalish Investor may Transfer shares of Game Stock or any option to purchase shares of Game Stock to a Party or an affiliate thereof.

7.5 Release.

(a) The Seller, on behalf of itself and its respective present predecessors, successors, assigns, affiliates, insurers, heirs, beneficiaries, executors, administrators and personal representatives (collectively, the “Releasing Parties”), acknowledges and agrees that it (i) will not be owed any other amount by the Purchaser, the Company or any of its affiliates and representatives related to sale of the Secondary Shares and the transactions contemplated hereby; (ii) the Releasing Parties fully, finally and forever release and discharge the Purchaser, the Company and their respective predecessors, successors, assigns, affiliates, partners, equity holders, directors, officers, employees, insurers and representatives (the “Released Parties”) from any liability, obligation, demand, cause of action, agreement or claim (if any) of any nature whatsoever, in law or in equity, direct or indirect, known or unknown, suspected or unsuspected, fixed or contingent, liquidated or unliquidated (collectively, the “Claims’”), which any of the Releasing Parties may have had, may now have or may hereafter have against any of the Released Parties, with respect to, arising under, or in connection with, the sale of the Secondary Shares or the transactions contemplated hereby (together with any Claims under (i) “Released Claims”); and (iii) shall not commence or institute any legal actions, including litigation, arbitration or any other legal proceedings of any kind whatsoever, in law or equity, or assert any claim, demand, action or cause of action concerning the Released Claims.

9

(b) Each Releasing Party understands that it may later discover Claims or facts that may be different from, or in addition to, those that it or any other Releasing Party now knows or believes to exist regarding the subject matter of the release contained in Section 7.5(a), and which, if known at the time of signing this Agreement, may have materially affected the release in this Section 7.5 and such Releasing Party’s decision to enter into it and grant the release contained in this Section 7.5. Nevertheless, the Releasing Parties intend to fully, finally, and forever settle and release all Claims that now exist, may exist, or previously existed, as set out in the release contained in Section 7.5, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasing Parties hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts.

(c) At the request of the Purchaser or the Company, or any other party on behalf of the Purchaser or the Company, the Releasing Party agree to, from time to time, execute and deliver such additional instruments, notices, documents, releases, discharges, termination statements certifications, and additional authorizations that are reasonably necessary to carry out the provisions of this letter.

7.6 Kalish Investor Substitution Rights.

(a) If the Change in Voting Control has not occurred by September 30, 2026, then from October 1, 2026 through December 31, 2026, the Kalish Investor shall have the option and right, but not the obligation, to pay to the Seller an amount equal to $1,975,000 (the “Control Premium”) by wire transfer of immediately available funds to an account designated in writing by the Seller and the Purchaser shall be required to transfer to the Kalish Investor an amount of shares of Series A-1 Preferred Stock equal to the quotient of the Control Premium paid by the Kalish Investor to the Seller divided by the FMV of a share of Series A-1 Preferred Stock as of the date of such payment (the “Reimbursement Shares”). For purposes of this Section 7.6(a), the term “FMV” shall mean the fair market value of the Series A-1 Preferred Stock as of the date the Kalish Investor pays the Control Premium to the Seller, as determined jointly by the Purchaser and the Kalish Investor; provided, that if the Purchaser and the Kalish Investor are unable to agree on the fair market value of the Series A-1 Preferred Stock within a reasonable period of time (not to exceed thirty (30) calendar days from the Kalish Investor’s payment to the Seller of the Control Premium) such fair market value shall be determined in good faith by a Valuation Firm jointly selected by the Purchaser and the Kalish Investor, in their reasonable discretion, taking into account such factors as such Valuation Firm deems appropriate; provided, further, that if the Purchaser and the Seller are unable to agree on a Valuation Firm within thirty (30) calendar days, Deloitte & Touche LLP or its successor shall serve as the Valuation Firm. The Company shall provide the Valuation Firm with access to all reasonably necessary financial and other records of the Company and its subsidiaries as the Valuation Firm may request. The Valuation Firm shall deliver to the Purchaser and the Kalish Investor its written determination of the FMV of the Series A-1 Preferred Stock within sixty (60) days of its engagement and such determination shall be final, conclusive, and binding on the parties. The fees and expenses of the Valuation Firm shall be paid equally by the Purchaser and the Kalish Investor. Upon written notice from the Kalish Investor to the Company that the Kalish Investor has paid the Control Premium to the Seller, the Company shall update its books and records to reflect the transfer of the Reimbursement Shares by the Purchaser to the Kalish Investor.

(b) If the Purchaser does not exercise the A-1 Call Right by September 30, 2026, then from October 1, 2026 through December 31, 2026, the Kalish Investor shall have the option and right, but not the obligation, to cause the Seller to sell the A-1 Call Shares to the Kalish Investor in accordance with this Section 7.6(b). The provisions of Section 2.2, Section 2.3 and Section 2.4 shall apply to this Section 7.6(b), mutatis mutandis.

10

7.7 Waiver of Rights. For a period of one year from the Initial Closing, the Seller hereby waives its Right of First Refusal (as defined in the Stockholders’ Agreement) and Right of Co-Sale (as defined in the Stockholders’ Agreement) with respect to any sale and/or transfer of the shares of the Company’s capital stock by the Purchaser to a third person.

8. Miscellaneous.

8.1 Costs and Expenses. Each Party will pay all costs and expenses it incurs in connection with the transactions contemplated by this Agreement and any other agreement, instrument or certificate contemplated hereby, including, without limitation, fees and expenses with respect to legal counsel, accountants and investment advisors. This paragraph shall survive the termination of this term sheet.

8.2 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Seller, on the one hand, and the Purchaser, on the other hand, contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Seller.

8.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Without limiting Section 7.1, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.4 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

8.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 8.7.

11

(b) Consent to Electronic Notice. Each party consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below such party’s name on the signature page, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

8.8 Costs of Enforcement. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of this Agreement or any other agreement, instrument or certificate contemplated hereby, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.9 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of each of the Parties. Any amendment or waiver effected in accordance with this Section 8.9 shall be binding upon each Party and their respective successors and assigns.

8.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

8.12 Entire Agreement. This Agreement (including the Exhibits hereto) and the other agreements, instruments and certificates contemplated hereby constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

8.13 Dispute Resolution.

The Parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Each of the Parties consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER AGREEMENT, INSTRUMENT OR CERTIFICATE CONTEMPLATED HEREBY, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the parties have executed this Secondary Preferred Stock Purchase Agreement as of the date first written above.

SELLER

FaZe Media Holdings, LLC

By:
Name:	Justin Kenna
Title:	President and Chief Executive Officer
Address:	6775 Cowboys Way, Suite 1335
Frisco, TX 75034
Attention:	Justin Kenna, CEO
Email:	justin@gamesquare.com

[Signature Page to Secondary Preferred Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Secondary Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER

M403A LLC

By:
Name:	Richard Bengtson
Title:	Manager
Address:	543 N Sierra Bonita Ave
Los Angeles, CA 90036
Email:	fazebanks.eth@gmail.com

[Signature Page to Secondary Preferred Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Secondary Preferred Stock Purchase Agreement as of the date first written above.

COMPANY, solely for purposes of Section 1.2, Section 2.3(b), Section 7.1, Section 7.3, and Section 7.4

FaZe Media, Inc.

By:
Name:	Matthew Kalish
Title:	Secretary
Address:	45 Leicester Street
Brookline, MA 02445
Attn:	Matthew Kalish, Secretary
Email:	mkalish1029@gmail.com

[Signature Page to Secondary Preferred Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Secondary Preferred Stock Purchase Agreement as of the date first written above.

KALISH INVESTOR, solely for purposes of Section 7.1, Section 7.3, Section 7.4 and Section 7.6

[●]

By:
Name:	Matthew Kalish
Title:	Manager
Address:	45 Leicester Street
Brookline, MA 02445
Email:	mkalish1029@gmail.com

[Signature Page to Secondary Preferred Stock Purchase Agreement]

Exhibit A

Form of Loan Agreement

(see attached)

Exhibit B

Form of Pledge Agreement

(see attached)

Exhibit C

Form of Purchaser Voting Proxy

(see attached)

Exhibit D

Form of Purchase Agreement

(see attached)

Exhibit E

Seller Wire Instructions

[●]

Exhibit F

Form of Seller Voting Proxy

(see attached)

Exhibit G

Form of Amendment to Trademark License Agreement

(see attached)